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                                                                       EXHIBIT 6

                             DISTRIBUTION AGREEMENT


                  AGREEMENT made this 27th day of April, 1998, between ALPINE EQUITY TRUST (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS FUND SERVICES ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

                  WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

                  NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

                  1.       SERVICES AS DISTRIBUTOR.

                  1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

                  1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.



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                  Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

                  1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

                  1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

                  1.5 Distributor will promptly transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

                  1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

                  1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

                  1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) one copy of an unaudited semi-annual statement of the Funds' books and accounts prepared by the Trust, (b) one copy of a monthly itemized list of the securities in the Funds, (c) one copy of a monthly balance sheet as soon as practicable after the end of each month, and
(d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

                  1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under


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the Securities Act have been carefully prepared in conformity, in all material respects, with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity, in all material respects, with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. Distributor may submit to the Trust a written request that the Trust's registration statement be amended or that the prospectus of one or more Funds be supplemented when, in the opinion of Distributor, such amendment or supplement is necessary to ensure that Distributor is in compliance with applicable laws, rules or regulations including, but not limited to, Federal and state securities laws and the Conduct Rules of the National Association of Securities Dealers, Inc. In the event Distributor submits such a request, the Trust shall propose an amendment or amendments and/or a supplement or supplements within fifteen days after receipt of such request. If such a proposal is not made by the Trust or, if such a proposal is not consistent in all material respects with Distributor's request, then Distributor may, at its option, terminated this Agreement effective immediately.

                  1.11 The Distributor is not authorized to give any information or to make any representations, other than those contained in the Trust's registration statement or in advertisements or sales literature prepared on behalf of the Trust, or authorized by the Trust for distribution in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would


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otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

                  This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

                  1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any


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information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against Distributor, Distributor shall have the rights and duties given to the Trust, and each person so indemnified shall have the rights and duties given to Distributor under paragraph 1.11 hereof.

                  1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

                  1.14 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                  For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.


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                  1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  1.16 This Agreement shall be governed by the laws of the State of Ohio.

                  1.17 In the event Distributor purchases the initial shares of the Trust for purposes of satisfying the minimum net worth requirements set forth in Section 14(a) of the 1940 Act, and a notice of termination is subsequently given or this Agreement is otherwise terminated pursuant to Section 6 herein for any reason prior to the time that organizational expenses incurred by the Trust have been fully amortized, then the Trust shall either (i) cause the successor distributor of the shares (the "Successor Distributor") to pay to Distributor, within ten (10) days prior to the termination of this Agreement, an amount of cash that is sufficient to purchase the initial shares that are held by Distributor or (ii) enable Distributor to redeem the initial shares of the Trust that it holds by causing the Successor Distributor to contribute to the Trust, within ten (10) days prior to the termination of this Agreement, any unamortized organizational costs in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of such contribution. In the latter case, Distributor shall be entitled to redeem any or all of the initial shares that it holds and receive redemption proceeds without any reduction in the amount of such proceeds, prior to the termination of this Agreement.

                  2.       FEE.

                  Distributor shall receive from the Funds identified in the Distribution and Shareholder Service Plan attached as Schedule A hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in such Plan. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as the Distributor shall reasonably request.

                  3.       SALE AND PAYMENT.

                  Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution and Shareholder Service Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (in the case of Shares that are sold with a front-end sales load or Shares that are


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sold subject to a contingent deferred sales load), "Front-End Load Shares" or
"CDSL Shares" and individually as a "Load Share," a "Front-End Load Share" or a "CDSL Share." A Fund that contains Front-End Load Shares shall hereinafter be referred to collectively as "Load Funds" or "Front-End Load Funds" and individually as a "Load Fund" or a "Front-end Load Fund." A Fund that contains CDSL Shares shall hereinafter be referred to collectively as "Load Funds" or "CDSL Funds" and individually as a "Load Fund" or a "CDSL Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

                  3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

                  3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

                  4.       PUBLIC OFFERING PRICE.

                  The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the then-current prospectus of the Load Fund.

                  5.       ISSUANCE OF SHARES.

                  The Trust reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.


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                  6.       TERM, DURATION AND TERMINATION.

                  This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on such date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue until April 27, 2000. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

                  7. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first written above.

ALPINE EQUITY TRUST                               BISYS FUND SERVICES
                                                  LIMITED PARTNERSHIP

                                                  By: BISYS Fund Services, Inc.,
                                                         General Partner



By:     /s/ SAMUEL A. LIEBER                      By:     /s/ DAVID HUBER
      --------------------------                        -----------------------

Title:           CEO                              Title:       PRESIDENT
      --------------------------                        -----------------------

Date:    SEPTEMBER 17, 1998                       Date:    SEPTEMBER 28, 1998
      --------------------------                        -----------------------


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                                                           Dated: April 27, 1998





                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                               ALPINE EQUITY TRUST
                                       AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP


                           [See Omnibus Fee Agreement]